MERRIMAC INDUSTRIES, INC.

                               41 Fairfield Place

                          West Caldwell, NJ 07006-6287

Mason N. Carter
Chairman of the Board                                             April 28, 2000

Dear Fellow Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Merrimac Industries, Inc. ("Merrimac") to be held at the offices of Merrimac, 41 Fairfield Place, West Caldwell, New Jersey, on Wednesday, June 7, 2000 at 10:00 a.m. Eastern Daylight Time.

         In addition to the routine matters that will be the subject of the Meeting, you will be asked to consider and vote upon a proposal to approve Merrimac's 2000 Key Employee Incentive Plan.

         Additional information about the Meeting and the various matters upon which shareholders will act is found in the formal Notice of the Meeting and Proxy Statement on the following pages. The Annual Report to Shareholders for 1999, including financial statements, accompanies this Proxy Statement but does not constitute a part of the proxy solicitation material.

         The Board of Directors has, by vote of all directors except Mason N. Carter, who abstained, approved the 2000 Key Employee Incentive Plan, believes the adoption of the plan is in the best interests of Merrimac and its shareholders and recommends that the shareholders vote in favor of the plan.

         Since it is important that your shares be represented at the Meeting, we urge you to indicate on the enclosed proxy card your choice with respect to the matters to be voted upon at the Meeting, sign and date the card and return it promptly in the enclosed envelope. Please do this even if you plan to attend the Meeting, as the return of a signed proxy will not limit your right to vote in person but will assure that your vote will be counted in the event your plans for personal attendance should change.


                                   Sincerely,


                                   /s/ Mason Carter
                                   ---------------------
                                   Mason N. Carter
                                   Chairman of the Board

                            MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                      West Caldwell, New Jersey 07006-6287

                  --------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 7, 2000

To The Shareholders of
Merrimac Industries, Inc.

         The Annual Meeting of Shareholders (including any adjournment or postponement thereof, the "Meeting") of Merrimac Industries, Inc. ("Merrimac") will be held at the offices of Merrimac, 41 Fairfield Place, West Caldwell, New Jersey, on Wednesday, June 7, 2000, at 10:00 a.m. Eastern Daylight Time, for the following purposes:

         (1) To elect two members to Merrimac's Board of Directors for a term of three years;

         (2)      To approve Merrimac's 2000 Key Employee Incentive Plan;

         (3) To ratify and approve the action of the Board of Directors in appointing Arthur Andersen LLP as independent auditors for the current fiscal year; and

         (4) To transact such other business as may properly come before the Meeting.

         Holders of record of Common Stock, par value $.50 per share, at the close of business on April 20, 2000, the record date for the Meeting, are entitled to notice of and to vote at the Meeting.


                                   By Order of the Board of Directors,





                                            /s/ Robert V. Condon
                                            -----------------------
                                            ROBERT V. CONDON
                                                Secretary

West Caldwell, New Jersey
April 28, 2000

PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE 2000 MEETING.

                           MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                      West Caldwell, New Jersey 07006-6287


                                 PROXY STATEMENT

General information

         The Board of Directors of Merrimac Industries, Inc. ("Merrimac" or the "Company") solicits all holders of Common Stock, par value $.50 per share, of Merrimac to vote by marking, signing, dating and returning their proxies to be voted at the Annual Meeting of Shareholders (including any adjournment or postponement thereof, the "Meeting") for the purposes stated in the Notice of Meeting. If the proxy is properly executed and returned by mail, the shares it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no instructions are specified, the shares will be voted for the election of directors, for the approval of Merrimac's 2000 Key Employee Incentive Plan, for the appointment of Arthur Andersen LLP as Merrimac's independent auditors and for such other items of business that come before the Meeting, in accordance with the Board of Directors' recommendations as set forth herein. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person. A proxy may be revoked at any time before it is exercised, and such right is not limited by or subject to compliance with any specified formal procedure. To revoke a proxy at the Meeting, however, a shareholder should file a written notice of revocation with the Secretary of the Company at the Meeting and vote in person. Presence at the Meeting does not of itself revoke the proxy.

         If a shareholder wishes to give a proxy to someone other than the Company's designees, he or she may cross out the names appearing on the enclosed proxy, insert the name of such other person, and sign and give the card to that person for use at the Meeting.

         The Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about April 28, 2000.

         The cost of solicitation will be paid by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from shareholders by telephone, letter, e-mail, facsimile or in person. The Company expects to pay compensation for the solicitation of proxies, plus expenses, to Corporate Investor Communications, Inc. ("CIC") to supply brokers and other persons with proxy materials for forwarding to beneficial holders of Common Stock. The Company expects to pay

CIC a fee of  approximately  $2,000  for its  services.  The  Company  will also
reimburse  such  brokers  and  other  persons  for  expenses   related  to  such
forwarding.

Voting rights; votes required for approval

         Each holder of Common Stock of record at the close of business on April 20, 2000 (the "Record Date") is entitled to receive notice of and to vote at the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,141,589 shares of Common Stock. Every shareholder of record on the Record Date is entitled to one vote for each share of Common Stock then held.

         Under Securities and Exchange Commission ("SEC") rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company nominees for director. New Jersey law and the Company's By-laws require the presence of a quorum for the Meeting. A quorum is defined as a majority of the votes entitled to be cast at the Meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are discussed below, are counted for quorum purposes.

         Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Meeting. In the election of directors, a plurality of the votes cast at the Meeting at which a quorum is present is sufficient to elect a director. The approval of the 2000 Key Employee Incentive Plan and the ratification of the appointment of the Company's independent auditors will require the affirmative vote of the holders of a majority of the votes cast at the Meeting.

         Abstentions are not counted in determining the number of votes cast in connection with the approval of the 2000 Key Employee Incentive Plan or the appointment of independent auditors. Like abstentions, broker-dealer "non-votes" on "non-routine" matters are not counted in calculating the number of votes cast. The American Stock Exchange has advised the Company that the election of directors and appointment of auditors are considered "routine" items upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within 10 days of the Meeting. The proposal to approve the 2000 Key Employee Incentive Plan is a "non-routine" item for American Stock Exchange purposes, which means that brokers who have received no voting instructions from their customers do not have discretion to vote on this matter. As discussed above, these broker "non-votes" will not be treated as votes cast at the Meeting.

Shareholder proposals for the 2001 annual meeting; advance notice procedures

         In order to be included in the proxy statement and proxy card relating to the 2001 annual meeting of shareholders, shareholder proposals must be received by the Secretary of the Company at the above address no later than December 29, 2000. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2001 annual meeting of shareholders.

         In addition, the Company's By-laws require a shareholder desiring to nominate persons for election to the Board of Directors or to propose any matter for consideration of the shareholders at the 2001 annual meeting to notify the Secretary of the Company in writing at the above address on or after March 10, 2001 and on or before April 9, 2001.


                        PROPOSAL 1. ELECTION OF DIRECTORS


Nominees

         The Company's Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms extending to the third succeeding annual meeting of shareholders after election. The Restated Certificate of Incorporation also provides that the Board shall maintain the three classes so as to be nearly equal in number as the then total number of directors permits. Each of the two nominees, Joel H. Goldberg and Joseph B. Fuller, to be elected as Class I directors at the Meeting would hold office until Merrimac's annual meeting in the year 2003 and until his successor is duly elected and qualified. The two directors in Class II, Edward H. Cohen and Arthur A. Oliner, and the two directors in Class III, Mason N. Carter and Albert H. Cohen, are serving terms expiring at Merrimac's annual meeting in 2001 and 2002, respectively.

         The persons named in the enclosed form of proxy will vote such proxy for the election to the Board as Class I directors of Joel H. Goldberg and Joseph B. Fuller. Joel H. Goldberg has been previously elected by the shareholders. If no contrary indication is made, proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy, unless the Board of Directors shall determine to reduce the number of directors pursuant to the By-laws.

Voting

         Each holder of Common Stock of record on the Record Date is entitled to one vote for each share of Common Stock then held. Directors are elected by a plurality of the votes cast.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                  RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.


Information about nominees for directors and continuing directors

         The following table sets forth certain information as of the Record Date with respect to each nominee for director and each continuing director.

        Name and Other Positions                               Director of the
           With the Company                            Age     Company Since

        Class III:
           Mason N. Carter
            Chairman of the Board, President and
            Chief Executive Officer..................   54          1995

           Albert H. Cohen...........................   67          1997

        Class II:
           Edward H. Cohen...........................   61          1998

           Arthur A. Oliner..........................   78          1961

        Class I:
           Joel H. Goldberg..........................   56          1997

           Joseph B. Fuller..........................   43            -

Business experience of directors and nominees for directors during past five years

         Mason N. Carter was elected to the additional position of Chairman of the Board on July 24, 1997. He has served as President and Chief Executive Officer of the Company since December 16, 1996. From 1994 to 1996 he was President of the Products and Systems Group of Datatec Industries, Inc., Fairfield, New Jersey, a leading provider of data network implementation services.

         Albert H. Cohen has been self-employed as a management consultant and asset (money) manager since 1987. He was the Chairman of the Board and the Chief Executive Officer of Metex Corporation from 1986 to 1987 and from 1964 to 1986 he was the President and Chief Executive Officer. Metex Corporation is a manufacturer of industrial and automotive products.

         Edward H. Cohen, a senior partner at Rosenman & Colin LLP, a law firm, has been affiliated with such firm since 1963. He is a director of Phillips-Van Heusen Corporation, Franklin Electronics Publishers, Inc. and Levcor International, Inc.

         Arthur A. Oliner has been Professor Emeritus of Electrophysics at Polytechnic University (formerly Polytechnic Institute of Brooklyn) since 1990, was head of its Electrical Engineering Department from 1966 until 1974, and was the director of its Microwave Research Institute from 1967 to 1982. He was elected a member of the National Academy of Engineering and a Fellow of the IEEE, the AAAS, and the British IEE. Dr. Oliner is the author of three books and has received many awards. He has been an engineering consultant for such companies as IBM, Boeing, Raytheon, Hughes and Rockwell.

         Joel H. Goldberg has been Chairman and Chief Executive Officer of Career Consultants, Inc., a management consulting firm, and SK Associates, an outplacement firm, located in Union, New Jersey since 1972. He is a director of Phillips-Van Heusen Corporation, Hampshire Group, Limited, Marcal Paper Company and Modell's, Inc., an advisor to the New Jersey Sports and Exposition Authority and a member of the Advisory Council for Sports Management of Seton Hall University. He is also a consultant to the New York Giants and the New Jersey Nets professional sports teams.

         Joseph B. Fuller has been President and Chief Executive Officer of Monitor Company since June 1998. Monitor Company, of which Mr. Fuller was a founding director in 1983, is a strategy advisory firm that serves international clients on a diversified mix of issues related to enhancing competitiveness. Mr. Fuller is an internationally recognized expert on telecommunications and has worked extensively in the telecommunications equipment industry. He is also a director of Phillips-Van Heusen Corporation.

         There are no family relationships among the directors or nominees for directors of the Company. Each of Mr. E. Cohen, Dr. Goldberg and Mr. Fuller serves on the Board of Directors of Phillips-Van Heusen Corporation.

Meetings and committees of the Board

         During the fiscal year that ended on January 1, 2000, the Board of Directors held eleven meetings. Each director during fiscal 1999 attended 75% or more of the aggregate of the total number of meetings of the Board and of the committees on which he served.

         The Board of Directors has a Stock Option Committee, Stock Purchase Plan Committee, Audit Committee, Compensation Committee, Management Committee and Nominating Committee.

         The Stock Option Committee, which currently consists of Messrs. A. Cohen and Oliner, non-employee directors, administers the 1997 Long-Term Incentive Plan, the 1993 Stock Option Plan and the 1983 Key Employees Stock
Option Plan and determines the recipients and terms of the options awarded thereunder. Committee members are currently eligible to participate in the 1993 Stock Option Plan. The Stock Purchase Plan Committee, which also consists of Messrs. A. Cohen and Oliner, administers the Stock Purchase Plan of the Company. During fiscal 1999 the Stock Option Committee met one time and the Stock Purchase Plan Committee did not meet.

         Messrs. A. Cohen, E. Cohen and Oliner, non-employee directors, currently serve on the Audit Committee, the function of which is to review the Company's annual audit with the Company's independent accountants. During fiscal 1999 the Audit Committee met two times.

         Messrs.  A.  Cohen,  Goldberg  and  Oliner,   non-employee   directors,
currently serve on the Compensation Committee. The Compensation Committee reviews compensation of all executive officers of the Company. The Compensation Committee determines compensation levels based on individual performance and responsibility, as well as overall corporate performance. The predominant components of executive compensation have been base salary and stock option grants. When corporate goals are achieved, executive officers as well as other key employees may also be awarded cash bonuses. During fiscal 1999 the Compensation Committee met two times.

         Messrs. Carter and A. Cohen serve on the Management Committee. The Management Committee determines strategic business direction for the Company and evaluates the impact of current changes in the business environment in which the Company operates. During fiscal 1999 the Management Committee met three times.

         Messrs. Carter and Oliner currently serve on the Nominating Committee. Shareholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Company's Board of Directors can do so by writing to the Secretary of the Company (within the time period specified in the Company's By-laws) at 41 Fairfield Place, West Caldwell, New Jersey 07006, giving each person's name, biographical data and qualifications. See the description of the advance notice provisions in the Company's By-laws under the caption "Shareholder proposals for 2001 annual Meeting; advance notice procedures". Any such recommendation should be accompanied by a written statement from the person recommended indicating his or her consent to be considered as a nominee, and if nominated and elected, to serve as a director. During fiscal 1999 the Nominating Committee held one meeting.

Information about executive officers

         The following table sets forth certain information as of the Record Date with respect to each executive officer (other than those listed as directors).

          Name and Position With the Company                        Age

          Robert V. Condon
            Vice President, Finance, Chief Financial Officer,
            Treasurer and Secretary...............................  53
          Richard E. Dec
            Vice President, New Technology and Business
            Development...........................................  56
          Brian R. Dornan
            Vice President, Advanced Technology and Business
            Development...........................................  51
          Ronald Gold
            Vice President, Materials and Business Processes......  49
          Reynold K. Green
            Vice President, RF Microwave Products Group and
            General Manager.......................................  41
          James J. Logothetis
            Vice President, Multi-Mix(TM) Engineering.............  40
          Joseph McAndrew
            Vice President, Multi-Mix(TM) Operations..............  45
          Michael Pelenskij
            Vice President, Operations RF Microwave Products
            Group.................................................  39
          Dr. Kovilvila N. Ramachandran
            President and Technical Director, FMI.................  59
          Lawrence S. Ross
            Vice President, Quality...............................  31
          Craig A. Sutton
            Chief Executive Officer, FMI..........................  42

Business experience of executive officers during past five years

         Mr. Condon has been Vice President, Finance and Chief Financial Officer since joining the Company in March 1996 and was appointed Treasurer and Secretary in January 1997. Prior to joining the Company, he was with Berkeley Educational Services as Vice President, Finance, Treasurer and Chief Financial Officer from 1995 to February 1996.

         Mr. Dec, effective February 2000, was appointed Vice President, New Technology and Business Development after serving as Vice President, Marketing since joining the Company in March 1997. Prior to joining the Company, he was with Kinley & Manbeck, Inc., a business process re-engineering and systems implementation consulting company, as Vice President of Business Development from April 1996 to March 1997. From 1995 to March 1996, he was National Account Manager, Product and Systems Group for Datatec Industries, Inc.

         Mr. Dornan, effective February 2000, was appointed Vice President, Advanced Technology and Business Development after serving as Vice President, Research and Development of the Company since February 1998 and was Group Vice President of Technology and Engineering of the Company from October 1996 to February 1998. He had been Group Vice President of Manufacturing from 1986 to October 1996.

         Mr. Gold, effective January 2000, was appointed Vice President, Materials and Business Processes after serving as Director, Materials since joining the Company in April 1997. Prior to joining the Company, Mr. Gold was with PrePress Solutions, Inc., an electronic imagesetting design and manufacturing company, where he held various positions from 1986-1997, including Materials Manager, Commodity Manager and Manufacturing Engineering Manager.

         Mr. Green, effective January 2000, was appointed Vice President, RF Microwave Products Group and General Manager after serving as Vice President, Sales of the Company since March 1997. From April 1996 to March 1997 he was Vice President of Manufacturing of the Company. He was a member of the Board of Directors of the Company from April 1996 to May 1997, and did not seek re-election to the Board. Prior to April 1996, Mr. Green held positions of Director of Manufacturing, National Sales Manager and Director of Quality Control and High-Reliability Services at the Company.

         Mr. Logothetis, effective January 2000, was appointed Vice President, Multi-Mix(TM) Engineering after serving as Vice President, Advanced Technology since May 1998 after rejoining the Company in January 1997 as Director, Advanced Technology. Prior to rejoining the Company, he was a director for
Electromagnetic Technologies, Inc. in 1995 and became Vice President of Microwave Engineering at such corporation in 1996.

         Mr. McAndrew was appointed Vice President, Multi-Mix(TM) Operations in June 1999 after serving as Director of Manufacturing Engineering from 1997 to 1999. From 1984 through 1997, Mr. McAndrew held various engineering positions at Merrimac including Manager, Manufacturing and Process Engineering.

         Mr. Pelenskij, effective January 2000, was appointed Vice President, Operations RF Microwave Products Group of the Company after serving as Director of Manufacturing of the Company from January 1999 to January 2000. Mr. Pelenskij held the positions of Manager of Screened Components, RF Design Engineer, and District Sales Manager at the Company from 1993 to January 1999.

         Dr. Ramachandran has been President of Filtran Microcircuits Inc. ("FMI") since January 1996 and has been Technical Director of FMI since co-founding FMI in 1983. Dr. Ramachandran served as a member of FMI's Board of Directors prior to Merrimac's acquisition of FMI. Prior to 1983, Dr. Ramachandran held a position at the National Research Council of Canada.

         Mr. Ross, effective January 2000, was appointed Vice President, Quality after serving as Director, Quality upon joining the Company in March 1999. Prior to joining the Company, Mr. Ross served as Manager, Quality & Efficiency from December 1998 to March 1999 with Philips Consumer Electronics' Digital TV Group, a corporate design competency. From May 1997 to December 1998, Mr. Ross held the position of Corporate Quality Assurance Manager with General Bearing Corporation, a ball and taper roller bearing design and manufacturing company. From 1995 to 1997, he was Director, Quality and ISO Coordination for Mikron Instrument Company, a non-contact temperature measurement design and manufacturing company.

         Mr. Sutton has been Chief Executive Officer of FMI since January 1996. From 1986 to 1996, Mr. Sutton held the position of General Manager of FMI. Prior to Merrimac's acquisition of FMI, Mr. Sutton served as a member of FMI's Board of Directors.

         There are no family relationships among the executive officers of the Company.

                             EXECUTIVE COMPENSATION

Compensation summary

         The following table sets forth a summary for the last three (3) fiscal years of the cash and non-cash compensation awarded to, earned by or paid to the individuals who were (i) the Chief Executive Officer of the Company during fiscal 1999, (ii) the four other most highly compensated executive officers serving at the end of the last fiscal year and (iii) any other persons who were executive officers at any time during 1999 and would have been included under clause (ii) if they had remained executive officers at January 1, 2000 (collectively, the "named executive officers").



                           Summary Compensation Table


                                      Annual Compensation                 Long-Term Compensation
                                --------------------------------     ---------------------------------
                                                                          Awards        Payouts
                                --------------------------------     ---------------------------------
                                                                      Securities        All Other
                                                                      Underlying      Compensation ($)
 Name and Principal Position(s)  Year      Salary ($)   Bonus ($)     Options/SARs     (2)(3)(4)(5)
                                                                        (#)(1)
------------------------------------------------------------------------------------------------------
 Mason N. Carter                 1999      240,000         -           15,000            13,200
  Chairman, President and        1998      240,000         -           22,000            49,816
  Chief Executive Officer        1997      200,014      39,000            -              27,916

 Robert V. Condon                1999      145,000         -            3,500             4,648
  Vice President, Finance and    1998      143,750         -            2,750            13,166
  Chief Financial Officer,       1997      140,005      19,000            -              16,708
  Treasurer and Secretary

 Reynold K. Green                1999      126,000         -            3,500             3,680
  Vice President, Sales          1998      123,500         -              -               6,566
  Vice President, Manufacturing  1997      108,253      19,000            -               7,890

 Brian R. Dornan                 1999      115,000       5,000          1,000             3,625
  Vice President, Research and   1998      113,750       5,000            -               3,893
   Development                   1997      110,011      10,000            -               9,990
  Vice President, Engineering

 James J. Logothetis(6)          1999      116,000       5,000          3,500             1,745
  Vice President, Advanced       1998      107,667       5,000            -               2,885
   Technology                    1997      80,666        6,000         27,500             4,017
  Director, Advanced
   Technology


(1) The number of securities underlying options and stock appreciation rights for all prior reporting periods have been restated to reflect the 10% stock dividend which became effective June 5, 1998.

(2) Includes matching 401(k) amounts contributed by the Company during 1999, 1998 and 1997 (including discretionary amounts for 1997) to the accounts of the named executive officers pursuant to the Company's Savings and Investment Plan in the following amounts: Mr. Carter - $4,800, $4,800 and $9,515; Mr. Condon - $4,648, $4,800 and $9,196; Mr.
         Green - $3,680,  $4,258 and  $6,621;  Mr.  Dornan - $3,625,  $3,893 and
         $7,028;  Mr. Dec - $3,418,  $3,923 and $4,062; Mr. Logothetis - $1,745,
         $1,616 and $2,961.

(3) Also includes a $20,000 signing bonus Mr. Carter received in fiscal 1998 in connection with the amendment to his employment agreement with the Company. See the description of Mr. Carter's amended and restated employment agreement described under the caption "Employment contracts and termination of employment and change-in-control arrangements".

(4) Includes contractual automobile allowances to Mr. Carter of $8,400 during 1997, 1998 and 1999.

(5) Includes compensation for vacation earned but not taken during 1998 in the following amounts: Mr. Carter - $16,616; Mr. Condon - $8,366; Mr. Green - $2,308; Mr. Dec - $2,539; and Mr. Logothetis - $1,269. Includes compensation for vacation earned but not taken during 1997 in the following amounts: Mr. Carter - $10,001; Mr. Condon - $7,539; Mr. Green
         - $1,269; Mr. Dornan - $2,962; Mr. Dec - $4,039; and Mr. Logothetis - $696. As of fiscal 1999, the Company no longer provides employees with payments for vacation earned but not taken.

(6)      Mr. Logothetis re-joined the Company in 1997.


         The following table sets forth information concerning individual grants of stock options made during fiscal 1999 to each of the named executive officers.


                      Option/SAR Grants in Last Fiscal Year


                               (Individual Grants)

----------------------------------------------------------------------------------------------------
                       Number of Securities        % of Total
                            Underlying            Options/SARs           Exercise
                          Options/SARs          Granted to Employees     Price or      Expiration
                            Granted (#)           in Fiscal Year        Base ($/Sh)       Date
----------------------------------------------------------------------------------------------------
 Mason N. Carter            15,000                    10.44%                7.00          6/10/09
 Robert V. Condon            3,500                     2.44%                7.00          6/10/09
 Reynold K. Green            3,500                     2.44%                7.00          6/10/09
 Brian R. Dornan             1,000                      .70%                6.00          5/10/09
 Brian R. Dornan             1,000                      .70%                7.00          6/10/09
 James J. Logothetis         1,000                      .70%                6.00          5/10/09
 James J. Logothetis         2,500                     1.74%                7.00          6/10/09

         The following table sets forth information concerning each exercise of stock options during fiscal 1999 by each of the named executive officers and the fiscal year-end value of unexercised options.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                                              Value of
                                                            Number of Securities             Unexercised
                                                                 Underlying                 In-the-Money
                                                                Unexercised                 Options/SARs
                          Shares                             Options/SARs at FY-             FY-End($)**
                         Acquired          Value              End Exercisable(1)/           Exercisable(1)/
     Name               on Exercise      Realized($)           Unerxercisable(2)*          Unexercisable(2)
-------------------------------------------------------------------------------------------------------------
 Mason N. Carter            -0-              -0-                 111,800 (1)

 Robert V. Condon           -0-              -0-                  17,250 (1)

 Reynold K. Green           -0-              -0-                  12,850 (1)

 Brian R. Dornan            -0-              -0-                  12,450 (1)                   625 (2)

 James J. Logothetis        -0-              -0-                  20,000 (1)                   625 (2)

*    The   vesting   of   unexercisable    options   may   accelerate   upon   a
     change-in-control of the Company.

** Amounts represent difference between the aggregate exercise price of the options and a $6-5/8 market price of the underlying Common Stock on January 1, 2000.

Employment contracts and termination of
employment and change-in-control arrangements

         Mason N. Carter has entered into an amended and restated employment agreement dated as of January 1, 1998 with the Company pursuant to which Mr. Carter has agreed to serve as President and Chief Executive Officer of the Company for a minimum annual salary of $240,000. The initial term of the agreement ends on December 31, 2002 and automatically renews for successive 12-month periods thereafter unless terminated pursuant to the terms of the agreement. Upon a change-in-control of the Company, if Mr. Carter is dismissed without "cause" (as defined in the amended and restated employment agreement) within 12 months after such change-in-control, the Company has agreed to pay Mr. Carter the greater of (a) his 12-month salary and benefits (including bonus) or
(b) his salary and benefits from the date of resignation to the end of the then current term of the agreement.

         In January 1998, the Company entered into severance agreements with the named executive officers (other than Mr. Carter and Mr. Niemiec). The severance agreements provide, among other things, that if an executive is terminated by the Company without "cause" or the executive resigns for "good reason" (as such terms are defined therein) within one year following a "change in control" (as defined therein) the Company is obligated to pay to the executive officer over a 12 month period two times his "annual base salary" (as defined therein) and to continue to provide health insurance benefits for two years.

         In connection with the acquisition of FMI in February 1999, the Company, through FMI, entered into employment agreements with Dr. Kovilvila N. Ramachandran, President of FMI, and Craig A. Sutton, Chief Executive Officer of FMI, that provide each of Dr. Ramachandran and Mr. Sutton with a minimum annual salary of $130,000 Canadian. The original terms of the agreements end on February 25, 2002 and automatically renew for successive 12-month periods thereafter unless terminated pursuant to the terms of the agreements. In addition, Dr. Ramachandran's agreement provides that he may elect to receive either a bonus of 10% compensation or a grant of immediately exercisable stock options as determined pursuant to the terms of the agreement.

         On December 31, 1998, Eugene W. Niemiec retired from the position of Vice Chairman and Chief Technology Officer of the Company. Pursuant to a separation agreement between the Company and Mr. Niemiec effective on such date, Mr. Niemiec agreed to terminate his employment agreement with the Company in all respects except for certain provisions relating to his options to purchase 55,000 shares of Common Stock, the expiration date of which has been extended under the separation agreement to December 31, 2003. Under the separation agreement, Mr. Niemiec received a $337,200 payment from the Company in January 1999 and received a final payment of $185,500 in January 2000. In addition, the separation agreement provides Mr. Niemiec and his spouse with certain ongoing benefits, such as medical insurance coverage, until December 2009. Mr. Niemiec continued to serve as a director of the Company until December 1999.

Certain relationships and related transactions

         On May 4, 1998, the Company sold 20,000 (22,000 after giving effect to the 10% stock dividend) shares of Common Stock from its treasury to the Company's Chairman, President and Chief Executive Officer, Mason N. Carter, at a price of $12.75 per share, which approximated the average closing price of the Company's Common Stock during the first quarter of fiscal 1998. The Company extended to Mr. Carter a loan of $255,000 in connection with the purchase of these shares and amended a prior loan to Mr. Carter of $105,000. Mr. Carter has contractually agreed to restrictions on the resale of these shares.

         The new promissory note for a total of $360,000 is due May 4, 2003 and interest payments (except as described below) are due quarterly, calculated at a variable interest rate based on the prime rate of the Company's lending bank. Payment of interest accrued from November 1998 until November 1999, however, was deferred until the end of the term of the new promissory note on May 4, 2003. Payment of the loan is secured by the pledge of 33,000 shares of Common Stock purchased by Mr. Carter with the proceeds of the loans, as collateral for the repayment of the loan, pursuant to a pledge agreement between Mr. Carter and the Company.

         The Company is a party to a shareholder's agreement dated as of October 30, 1998 with Charles F. Huber II, a former director and Chairman of the Company who is also a beneficial owner of more than 5% of the Company's Common Stock. Pursuant to the shareholder's agreement, Mr. Huber provides the Company with consulting services for a fee of $5,000 per month. The term of the consulting arrangement expires on October 2001, unless earlier terminated in accordance with the terms of the shareholder's agreement.

         In addition, the shareholder's agreement contains certain provisions relating to the purchase and sale by Mr. Huber of the capital stock of the Company and relating to Mr. Huber's ability to vote his Common Stock at his discretion. Mr. Huber is generally prohibited from acquiring any securities of the Company without the Company's prior approval and from selling any such securities to any person or group that would then hold three percent or more of the outstanding capital stock of the Company. During the term of the shareholder's agreement, Mr. Huber is also required to vote his shares of Common Stock as directed by the Board of Directors or the Chief Executive Officer of the Company.

         During 1999 Mr. A. Cohen was paid $8,250 for services provided to the Company outside his role as a director of the Company. During 1999, the Company retained the services of Career Consultants, Inc., and SK Associates to perform executive searches and to provide outplacement services. Dr. Goldberg is the Chairman and Chief Executive Officer of these companies. The total amount paid to these companies was $30,833.

         On April 7, 2000, the Company entered into a stock purchase and exclusivity agreement with Ericsson Microelectronics, A.B. ("Ericsson") and Ericsson Holding International, B.V. ("EHI") pursuant to which the Company sold to EHI 375,000 newly issued shares of Company Common Stock, representing approximately 17.5% of the Company's outstanding Common Stock after giving effect to the sale, for an aggregate purchase price of $3,375,000 in cash. The stock purchase and exclusivity agreement also provides that the Company will design, develop and produce exclusively for Ericsson Multi-Mix(TM) products that incorporate active RF power transistors for use in wireless base station applications, television transmitters and certain other applications that are intended for Bluetooth transceivers and that the Company will generally be the priority supplier for such products. Accordingly, Ericsson will receive first priority on all Multi-Mix(TM) resources of the Company and will have priority access to FMI's proprietary technology and manufacturing capabilities.

         In connection with EHI's purchase of the Company's Common Stock, the Company and EHI also entered into a registration rights agreement which provides EHI with two demand registrations at any time following April 7, 2002.

Compensation of directors

         Directors who are not employees of the Company are paid a monthly fee of $1,500 and $500 for each meeting of the Board of Directors attended. The directors are also reimbursed reasonable travel expenses incurred in attending directors meetings. In addition, pursuant to the 1993 Stock Option Plan, each non-employee director is granted an immediately exercisable option to purchase 1,650 shares of the Common Stock of the Company on the date he is elected to the Board of Directors, and on each date that he is re-elected as a director of the Company. Each such grant is at the fair market value on the date of grant.

         In connection with the active role that Dr. Oliner has taken in assisting the Company in further developing its research and development capabilities and in making himself available to the Chairman for special technology assignments, the Company entered into a consulting agreement dated as of January 1, 1998 with Dr. Oliner. The initial term of the agreement expired on December 31, 1998 and automatically renews for successive twelve-month periods unless terminated pursuant to its terms. The agreement provides for the payment of $36,000 annually.


                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                            AND CERTAIN SHAREHOLDERS

         The following table sets forth, as of the Record Date, information concerning Common Stock owned by (i) persons known to the Company who are beneficial owners of more than five percent of the Common Stock of the Company
(ii) each director, director nominee and named executive officer of the Company, and (iii) all directors, director nominees and executive officers of the Company as a group, that was either provided by the person or publicly available from filings made with the SEC.

                                      Amount and Nature of
Name and Address                      Beneficial Ownership+
of Beneficial Owners                  (direct except noted)     Percent of Class
--------------------                  ---------------------     ----------------
Ericsson Holding International, B.V.         375,000                 17.51%
c/o Lawrence Lyles
740 East Campbell Road
Richardson, Texas  75081

William D. Witter, Inc.                      238,299                 11.13%
One Citicorp Center
153 East 53rd Street
New York, NY  10022

Charles F. Huber II                          115,500(1)               5.39%
c/o William D. Witter, Inc.
One Citicorp Center
153 East 53rd Street
New York, NY  10022

Arthur A. Oliner                             200,668(2)                9.26%
11 Dawes Road
Lexington, MA  02173

Mason N. Carter                              161,280(3)                7.16%
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

Joel H. Goldberg                             26,950(4)                 1.26%
c/o C.C.I. / SK Associates, Inc.
1767 Morris Avenue
Union, NJ  07083

Albert H. Cohen                              15,200(5)                   *
1204 Buckingham Circle
Middletown, NJ  07748

Edward H. Cohen                              12,300(6)                   *
c/o Rosenman & Colin LLP
575 Madison Avenue
New York, NY  10022

                                      Amount and Nature of
Name and Address                      Beneficial Ownership+
of Beneficial Owners                  (direct except noted)     Percent of Class
--------------------                  ---------------------     ----------------
Joseph B. Fuller                              -0-                      -0-
c/o Monitor Company
Two Canal Park
Cambridge, MA  02141

Robert V. Condon                             21,966(7)                 1.02%
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

James J. Logothetis                          22,479(8)                 1.03%
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

Brian R. Dornan                              19,864(9)                   *
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

Reynold K. Green                             19,370(10)                  *
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

All directors and                            572,386(11)              23.69%
executive officers as a group
(17 persons)

--------------------------------------------------------------------------------

+ "Beneficial Ownership" means the sole or shared voting power to direct the voting or investment of a security, including securities subject to options, warrants or other common stock equivalents which are exercisable within sixty (60) days.

* The percentage of shares beneficially owned does not exceed 1% of the class.

(1) The number of shares of Common Stock in the table is based upon information provided to the Company by Mr. Huber. These amounts are not included in the totals for all directors and executive officers as a group. Mr. Huber, who is a Managing Director of William D. Witter
         Associates,   an  affiliate  of  William  D.

         Witter, Inc., disclaims beneficial ownership of the 238,299 shares owned by William D. Witter, Inc.

(2) Includes 26,400 shares subject to stock options that are exercisable currently or within 60 days and 9,528 shares owned by Dr. Oliner's wife as to which he disclaims beneficial ownership.

(3) Includes 111,800 shares subject to stock options that are exercisable currently or within 60 days.

(4) Includes 4,950 shares subject to stock options that are exercisable currently or within 60 days.

(5) Includes 6,600 shares subject to stock options that are exercisable currently or within 60 days.

(6) Includes 3,300 shares subject to stock options that are exercisable currently or within 60 days.

(7) Includes 17,250 shares subject to stock options and 2,436 shares subject to the Stock Purchase Plan that are exercisable currently or within 60 days.

(8) Includes 20,000 shares subject to stock options that are exercisable currently or within 60 days.

(9) Includes 12,450 shares subject to stock options and 1,932 subject to the Stock Purchase Plan that are exercisable currently or within 60 days.

(10) Includes 12,850 shares subject to stock options and 2,019 shares subject to the Stock Purchase Plan that are exercisable currently or within 60 days.

(11) Includes 274,985 shares subject to stock options and 12,654 shares subject to the Stock Purchase Plan that are exercisable currently or within 60 days.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's officers, directors and greater than ten percent shareholders complied with these Section 16(a) filing requirements with respect to the Company's Common Stock during the fiscal year ended January 1, 2000.


                  PROPOSAL 2. 2000 KEY EMPLOYEE INCENTIVE PLAN

         The Board of Directors, by a vote of all directors except Mason N. Carter, who abstained, adopted the 2000 Key Employee Incentive Plan (the "Incentive Plan") effective as of February 29, 2000, subject to approval by Merrimac's shareholders.

         The purpose of the Incentive Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company and increases in shareholder value.

2000 Key Employee Incentive Plan

         The following is a summary of certain provisions of the Incentive Plan, which summary is qualified in its entirety be reference to the full text of the Incentive Plan attached as Appendix A to this Proxy Statement.

         Administration

         The Incentive Plan will be administered by the Compensation Committee or such other committee of two or more members who qualify as "non-employee directors" within the meaning of applicable Rule 16b-3 under the Exchange Act and as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code, as amended, as the Board of Directors may from time to time designate (the "Committee"). Among other things, the Committee will have authority to select key employees to whom awards may be granted, to determine the number of available shares of the Company's Common Stock to be covered by each award and to determine the terms and conditions of any such awards.

         Eligibility

         Any person, including an officer or director, in the regular full-time employment of the Company who, in the opinion of the Board of Directors or the Committee, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Company is eligible to be granted awards of restricted stock under the Incentive Plan.

         Plan Features

         The number of shares of Common Stock available for awards under the Incentive Plan would depend on whether the Company achieves two target market capitalizations during the next five years. If the Company has an average market capitalization equal to or greater than $50,000,000 (subject to adjustment as described below) over the course of any one six-month period during the next five years ("Performance Target 1"), the total number of shares of Common Stock available under the Incentive Plan with respect to achieving Performance Target 1 would be calculated by dividing five percent of such average market capitalization divided by the fair market value of the Common Stock on the day Performance Target 1 is reached. In addition, if the Company has an average market capitalization equal to or greater than $80,000,000 (subject to adjustment as described below) over the course of any one six-month period during the next five years ("Performance Target 2"), the total number of shares of Common Stock available under the Incentive Plan with respect to achieving Performance Target 2 would be calculated by dividing five percent of such average market capitalization divided by the fair market value of the Common Stock on the day Performance Target 2 is reached. The number of shares available under the Incentive Plan with respect to achieving Performance Target 1 and Performance Target 2 are respectively referred to herein as "Target 1 Shares" and "Target 2 Shares."

         The maximum aggregate amount of shares of Common Stock that could be available for grant under the Incentive Plan would equal the sum of Target 1 Shares and Target 2 Shares if the Company achieves both Performance Target 1 and Performance Target 2. But in no event could either Performance Target 1 or Performance Target 2 be reached more than once during the five-year term of the Incentive Plan. The shares subject to grant under the Incentive Plan would be made available from authorized but unissued shares or from treasury shares of the Company.

         Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Incentive Plan), Performance Target 1 would be achieved if the number of shares of Common Stock (calculated on a fully diluted basis) on the date of the Change in Control multiplied by the Change in Control Price (as defined in the Incentive Plan) (any such number, the "Change in Control Market Capitalization") is equal to or greater than $50,000,000 (subject to adjustment as described below), and Performance Target 2 would be achieved if the Change in Control Market Capitalization is equal to or greater than $80,000,000 (subject to adjustment as described below). Also, in the event of Change in Control, the number of Target 1 Shares and Target 2 Shares would be calculated by dividing five percent of the Change in Control Market Capitalization by the Change in Control Price.

         Shares of Common Stock subject to an award ("Restricted Stock") would be subject to restrictions on transfer as set forth in the Incentive Plan and such other restrictions or incidents of ownership as the Committee may determine, in each case as evidenced by an award agreement. The provisions of award agreements need not be the same with respect to each recipient.

         Subject to the applicable award agreement, the provisions relating to a participant's termination of employment as described below and the provisions regarding a Change in Control, shares of Restricted Stock would vest over a three-year period commencing on the date of such award at such times and in such amounts as determined by the Committee. During the time period in which Restricted Stock would not be vested and for two years after any such Restricted Stock would become vested in accordance with the terms of the applicable award agreement (the "Restriction Period"), such Restricted Stock could not be sold, assigned, transferred, pledged or otherwise encumbered. Otherwise, a participant would have, with respect to the shares of Restricted Stock that have vested in accordance with the applicable award agreement, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends.

         Generally, in the event of a participant's termination of employment with the Company for any reason (other than as described below), all unvested Restricted Stock would be forfeited by the participant. In the event of a participant's retirement, disability or death, however, the Committee would have the discretion to waive any remaining restrictions with respect to any of such participant's shares of Restricted Stock, except in the case of the participant's death where all unvested Restricted Stock would be forfeited. In the event of a participant's involuntary termination of employment by the Company (other than for cause or as a result of retirement, disability or death), all unvested Restricted Stock held by such participant would become fully vested, but would remain subject to the prohibition on transfer and encumbrance during the Restriction Period.

         Change in Capitalization or Change in Control

         The Incentive Plan provides that, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, spinoff or other distribution of property, or any reorganization or partial or complete liquidation of Merrimac, the Committee may make such substitution or adjustment in the aggregate number and kind of shares available for issuance under the Incentive Plan and the maximum limitation upon awards to be granted to a participant, in the number and kind of shares subject to outstanding awards granted under the Incentive Plan, in the target market capitalization threshold for each of Performance Target 1 and Performance Target 2 to the extent necessary to account for any such change in corporate capitalization or such other equitable substitution or adjustments as may be determined to be appropriate by the Committee. The Incentive Plan also provides that in the event of a Change in Control (as defined in the Incentive Plan) of Merrimac (i) any awards outstanding or otherwise payable at any time within three years as of the date of a Change in Control, whether or not any such award is then vested, would become fully vested and (ii) the restrictions and deferral limitations applicable (or that would be applicable) to any restricted stock, whether or not any such related restricted stock award is then vested, would immediately lapse, and such restricted stock would become free of all restrictions and become fully vested and transferable.

         Term and Amendment

         The Incentive Plan will terminate upon the earlier of (i) five years after its effective date or (ii) upon a Change in Control (as defined in the Incentive Plan) if Performance Target 1 and Performance Target 2 shall not have been achieved; provided, that the Incentive Plan awards outstanding as of such date shall not be affected or impaired by the termination of the Incentive Plan.

         The Board of Directors may amend, alter, or discontinue the Incentive Plan, but no amendment, alteration or discontinuation may impair the rights of a recipient of an award previously granted without the recipient's consent. In addition, the Incentive Plan may not be amended without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

         Tax Consequences

         The value of an award granted under the Incentive Plan and the value of the issuance and transfer of Restricted Stock in payment of an award are not taxable to a recipient, and the Company will not be entitled to a deduction, until the restrictions lapse. When the restrictions lapse, the Company would be entitled to a deduction equal to the value of the shares on that date. Compensation paid to the Company's chief executive officer or the four other most highly compensated officers, however, is not deductible to the extent such compensation paid to any one such individual in a fiscal year exceeds $1,000,000. Under the Incentive Plan no key employee may receive in any one fiscal year a number of shares of Common Stock pursuant to an award where the total value of such Common Stock received, when aggregated with all other compensation received or to be received by the key employee from the Company in such fiscal year, exceeds $1 million. Since the Incentive Plan limitation on the number of restricted shares transferred arises at the time the Restricted Stock is issued and the $1,000,000 limitation on the deductibility of compensation arises at the time the restrictions lapse and value of the Restricted Stock is taken into income by the key employee, it is uncertain whether the $1,000,000 limitation would result in the denial of a deduction for the Company for all or a portion of the amount of an award.

         Accounting Treatment

         The Company would accrue the fair market value of vested awards as a charge to earnings.

Vote required for approval of Incentive Plan

         Under New Jersey law, the affirmative vote of the holders of a majority of the votes of the Company's Common Stock cast at the Meeting is required to approve the Incentive Plan. The Board of Directors recommends that the shareholders approve the Incentive Plan, and intends to introduce at the Meeting the following resolution:

         "RESOLVED, that as conditionally adopted by the Board of Directors, the 2000 Key Employee Incentive Plan submitted to this Annual Meeting and as set forth in Appendix A to the proxy statement be and it is hereby approved effective as of February 29, 2000."


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                        RECOMMENDS A VOTE FOR PROPOSAL 2.


                       PROPOSAL 3. APPROVAL OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

         The Board of Directors has, subject to ratification by the shareholders, reappointed Arthur Andersen LLP as independent auditors for the fiscal year beginning January 2, 2000. Arthur Andersen LLP has been the Company's independent auditors since 1997. The Board of Directors recommends that the shareholders ratify the appointment of Arthur Andersen LLP, and intends to introduce at the Meeting the following resolution:

         "RESOLVED, that the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors for this Company for the fiscal year 2000 be and it is hereby approved, ratified and confirmed."

         Representatives of Arthur Andersen LLP have been invited and are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by shareholders.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                       RECOMMENDS A VOTE FOR PROPOSAL 3.

                                 OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described above that will be presented at the Meeting for action by the shareholders. If any other business should properly come before the Meeting, it is intended that the persons designated as attorneys and proxies in the enclosed form of proxy will vote all such proxies as they in their discretion determine.


                            FORM 10-KSB ANNUAL REPORT

         Any shareholder who desires a copy of the Company's 1999 Annual Report on Form 10-KSB filed with the SEC may obtain a copy (excluding exhibits) without charge by addressing a request to:


                                    Secretary
                            Merrimac Industries, Inc.
                                  P.O. Box 986
                          West Caldwell, NJ 07007-0986

Exhibits also may be requested, but a reasonable charge for the reproduction cost thereof will be made.

         Shareholders may also access the Company's internet web site on the World Wide Web at: www.merrimacind.com for the Company's financial information.


                                             By Order of the Board of Directors,



                                             /s/ Robert V. Condon
                                             ----------------------
                                             ROBERT V. CONDON
                                             Secretary


April 28, 2000

                                                                      APPENDIX A
                            MERRIMAC INDUSTRIES, INC.

                        2000 KEY EMPLOYEE INCENTIVE PLAN

                  SECTION 1.   Purpose; Definitions

         The purpose of this Plan (as defined herein) of Merrimac Industries, Inc. (the "Company") is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its Subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Company and increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

                  "Affiliate" means a corporation or other entity controlling, controlled by or under common control with the Company.

                  "Award" means an award granted under Section 4.

                  "Award Agreement" means a writing signed by the Company and the participant specifying the terms and conditions of the Award and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

                  "Award Term" means the five-year period commencing February 29, 2000 and ending February 28, 2005.

                  "Board" means the Board of Directors of the Company.

                  "Cause" means, except as otherwise determined by the Committee pursuant to an Award Agreement, such events as shall be determined by the Committee, including, without limitation: (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a participant; (ii) a material breach by a participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (iii) a material breach by a participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Subsidiaries; and (iv) the willful and continued failure or gross neglect on the part of a participant to perform his or her employment duties. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

                  "Change in Control", "Change in Control Market Capitalization" and "Change in Control Price" have the meanings set forth in Sections 6(b) and
(c), respectively.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  "Commission" means the Securities and Exchange Commission or any successor agency.

                  "Committee" means the Committee referred to in Section 2.

                  "Common Stock" means common stock, par value $.50 per share, of the Company.

                  "Company" means Merrimac Industries, Inc., a New Jersey corporation, and any successor corporation.

                  "Disability" means, except as otherwise determined by the Committee in an Award Agreement, the inability of the participant, as a result of physical or mental illness or injury, to perform his or her duties for the longer of (a) 90 consecutive work days, (b) a period of 120 non-consecutive work days in any twelve-month period, or (c) any period prescribed by applicable law.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

                  "Fair Market Value" means, as of any given date, the closing price of the Common Stock as reported on the American Stock Exchange (or, if the Common Stock is listed on a different national securities exchange or in the over-the-counter market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national security exchange or as reported by NASDAQ, as the case may be, on which the Common Stock is listed or admitted to trading) on the last preceding date or, if there are no reported sales on that date, on the last day prior to that date on which there are such reported sales.

                  "Key Employee" means any person, including an officer or director, in the regular full-time employment of the Company who, in the opinion of the Board or the Committee, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Company.

                  "Market Capitalization" means, as of any given date, the number of then outstanding shares of Common Stock multiplied by the Fair Market Value.

                  "Performance Target 1" means the achievement by the Company of an average Market Capitalization equal to or greater than $50,000,000 (subject to the adjustment provisions in Section 3) over the course of any one six-month period during the Award Term (such average Market Capitalization, the "Target 1 Market Capitalization") determined by calculating the Market Capitalization of the Company for each day of any such one six-month period. Notwithstanding the foregoing, in the event of a Change in Control, Performance Target 1 shall be achieved if the Change in Control Market Capitalization is equal to or greater than $50,000,000 (subject to the adjustment provisions in Section 3). In no event shall it be determined that Performance Target 1 has occurred more than once during the Award Term.

                  "Performance Target 2" means the achievement by the Company of an average Market Capitalization equal to or greater than $80,000,000 (subject to the adjustment provisions in Section 3) over the course of any one six-month period during the Award Term (such average Market Capitalization, the "Target 2 Market Capitalization") determined by calculating the Market Capitalization of the Company for each day of any such one six-month period. Notwithstanding the foregoing, in the event of a Change in Control, Performance Target 2 shall be achieved if the Change in Control Market Capitalization is equal to or greater than $80,000,000 (subject to the adjustment provisions in Section 3). In no event shall it be determined that Performance Target 2 has occurred more than once during the Award Term.

                  "Plan" means the Merrimac Industries, Inc. 2000 Key Employee Incentive Plan, as set forth herein and as hereinafter amended from time to time.

                  "Retirement" means retirement from active employment with the Company or a Subsidiary at or after age 65 or, with advance consent of the Committee, before age 65 but at or after age 55.

                  "Subsidiary" means a corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's or other entity's stock, equity securities, partnership interests or membership interests.

                  "Termination of Employment" means the termination of the participant's employment with the Company and any Subsidiary. A participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be such a Subsidiary and the participant does not immediately thereafter become an employee of the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment.

                  "Treasury   Regulations"   means  the   Federal   income   tax
regulations promulgated by the United States Treasury Department under the Code, as amended from time to time.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                  SECTION 2.   Administration

         The Plan shall be administered by the Compensation Committee or such other committee of two or more members who qualify as "non-employee directors" within the meaning of applicable Rule 16b-3 under the Exchange Act and as "outside directors" within the meaning of Section 162(m) of the Code, as the Board may from time to time designate (the "Committee"), which shall be appointed by and serve at the pleasure of the Board.

         The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Key Employees of the Company and its Subsidiaries.

         Among other things, the Committee shall have the authority, subject to the terms of the Plan:

                  (a) To select the Key Employees to whom Awards may from time to time be granted;

                  (b) Determine whether and to what extent Awards are to be granted hereunder;

                  (c) Determine the number of shares of Common Stock to be covered by each Award granted hereunder;

                  (d) Determine the terms and conditions of any Award granted hereunder, any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or waiver of forfeiture regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

                  (e) Modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

                  (f) Determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

                  (g) Determine under what circumstances an Award may be settled in cash or Common Stock under Section 5.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) and to otherwise supervise the administration of the Plan.

         The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

         Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee shall be final and binding on all persons, including the Company and Plan participants.

                  SECTION 3.   Common Stock Subject To Plan

         Upon the achievement of Performance Target 1, the total number of shares of Common Stock available for grant under the Plan with respect to Performance Target 1 shall equal the quotient of (a) .05 multiplied by the Target 1 Market Capitalization or, in the event of a Change in Control, the Change in Control Market Capitalization, divided by (b) the Fair Market Value on the date Performance Target 1 is achieved or, in the event of a Change in Control, the Change in Control Price (such number of shares, "Target 1 Shares"). Upon the achievement of Performance Target 2, the total number of shares of Common Stock available for grant under the Plan with respect to Performance Target 2 shall equal the quotient of (a) .05 multiplied by the Target 2 Market Capitalization or, in the event of a Change in Control, the Change in Control Market Capitalization, divided by (b) the Fair Market Value on the date Performance Target 2 is achieved or, in the event of a Change in Control, the Change in Control Price (such number of shares, "Target 2 Shares"). The maximum aggregate amount of shares of Common Stock available for grant under the Plan shall equal the sum of Target 1 Shares and Target 2 Shares. In no event shall it be determined that either Performance Target 1 or Performance Target 2 has occurred more than once during the Award Term.

         Notwithstanding anything to the contrary contained herein, no participant may receive in any one fiscal year a number of shares of Common Stock pursuant to an Award in which the total value of such Common Stock received (regardless of whether such participant actually realizes taxable income in such taxable year as a result of the receipt of such shares), when aggregated with all other compensation (as defined in Treasury Regulation
Section 1.162-27(c)(3)) received or to be received by the participant from the Company in any one such fiscal year, would exceed $1,000,000. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

         If any shares subject to Awards are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its staff), such shares shall again be available for distribution in connection with Awards under the Plan.

         In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, the Committee may make such substitution or adjustments in the aggregate number and kind of shares available for issuance under the Plan and the maximum limitation upon Awards to be granted to any participant, in the number and kind of shares subject to outstanding Awards granted under the Plan, in the target Market Capitalization threshold for each of Performance Target 1 and Performance Target 2 to the extent necessary to account for any such change in corporate capitalization and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

                  SECTION 4.   Award of Restricted Stock

                  (a) Administration. Shares of Common Stock subject to an Award granted under the Plan ("Restricted Stock") shall be subject to restrictions on transfer as set forth below and such other restrictions or incidents of ownership as the Committee may determine in accordance with Section 2 and this
Section 4. Upon the occurrence of Performance Target 1 or upon the occurrence of an action or event in which a Change in Control is reasonably likely to occur, the Committee shall determine the Key Employees to whom and the time or times at which grants of Restricted Stock will be awarded and the number of Target 1 Shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3). Upon the occurrence of Performance Target 2 or upon the occurrence of an action or event in which a Change in Control is reasonably likely to occur, the Committee shall determine the Key Employees to whom and the time or times at which grants of Restricted Stock will be awarded and the number of Target 2 Shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3).

         Subject to the terms of the Plan, the Committee may, prior to grant, condition the vesting of Restricted Stock upon the continued service of the participant. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

                  (b) Awards and Certificates.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Merrimac Industries, Inc. 2000 Key Employee Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Merrimac Industries, Inc."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

                  (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

                        (i) Subject to Sections  4(c)(iii),  4(c)(iv),  4(c)(v),
                  6(a) and the applicable Award Agreement, shares of Restricted Stock shall vest over a three-year period commencing on the date of such Award at such times and in such amounts as determined by the Committee. During the time period in which Restricted Stock is not vested and for two years after any such Restricted Stock becomes vested in accordance with the terms of the applicable Award Agreement (the "Restriction Period"), such Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered.

                       (ii) Except as provided in this paragraph  (ii),  Section
                  4(c)(i) and the applicable Award Agreement, the participant shall have, with respect to the shares of Restricted Stock that have vested in accordance with the applicable Award Agreement, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 9(e) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock and
                  (3) dividends payable in shares of a Subsidiary upon a spin-off transaction shall be held as restricted shares subject to the vesting provisions of the underlying Restricted Stock.

                      (iii) Except to the extent otherwise provided in the applicable Award Agreement and Sections 4(c)(iv), 4(c)(v) and 6(a), upon a participant's Termination of Employment for any reason, all unvested Restricted Stock shall be forfeited by the participant.

                       (iv) In the event of a participant's Retirement, Disability or death, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such participant's shares of Restricted Stock; provided, however, that in the case of the participant's death, all unvested Restricted Stock shall be forfeited by the participant.

                        (v) Subject to the second  sentence of Section  4(c)(i),
                  in the event of a participant's involuntary Termination of Employment by the Company

                  (other than for Cause or as a result of Retirement, Disability
                  or  death),  all  unvested   Restricted  Stock  held  by  such
                  participant shall become fully vested.

                       (vi) If and when the Restriction Period expires without a
                  prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

                      (vii) Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

                  SECTION 5.   Tax Withholding

         If, and to the extent Federal income tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income realized by a participant upon receipt of Restricted Stock or upon disposition of Restricted Stock, such income tax withholding may be paid by such participant in (1) cash or (2) by electing either (i) to have the Company withhold a portion of the shares of Common Stock comprising Restricted Stock or (ii) to deliver other shares owned by the participant, in either case having a Fair Market Value (on the date that the amount of tax elected to be withheld is to be determined) of the amount to be withheld. The Company has no obligation to issue any shares of Common Stock pursuant to an Award until any required withholding taxes have been satisfied.

                  SECTION 6.   Change In Control Provisions

                  (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control:

                        (i) Any Awards  outstanding or otherwise  payable at any
                  time within three years as of the date of such Change in Control, whether or not any such Award is then vested, shall become fully vested; and

                       (ii) The restrictions and deferral limitations applicable
                  (or that would be applicable) to any Restricted Stock, whether or not any such related Restricted Stock Award is then vested, shall immediately lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable.

                  (b) Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a "Change in Control" shall mean the happening of any of the following events:

                        (i) The  acquisition by any  individual  entity or group
                  (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (A) 50% or more of the then outstanding shares of Common Stock of the Company ("Outstanding Company Common Stock") or (B) equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any Company pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

                       (ii) Individuals who, as of February 29, 2000, constitute
                  the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 29, 2000, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                      (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the
                  Outstanding  Company  Common  Stock  and  Outstanding  Company
                  Voting  Securities,   as  the  case  may  be,

                  (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

                      (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  (c) Change in Control Market Capitalization; Change in Control Price. For purposes of this Plan, the "Change in Control Market Capitalization" means the number of shares of Common Stock (calculated on a fully diluted basis) on the date of a Change in Control multiplied by the Change in Control Price. For purposes of the Plan, the "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the American Stock Exchange or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

                  SECTION 7.   Term, Amendment and Termination

         The Plan will terminate upon the earlier of (a) five years after the effective date of the Plan or (b) upon a Change in Control if Performance Target 1 and Performance Target 2 shall not have been achieved; provided, that the Plan Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a recipient of an Award theretofore granted without the recipient's consent. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

         The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder of such Award without the holder's consent.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

                  SECTION 8.   Unfunded Status Of Plan

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan. This Plan is intended to be an unfunded bonus plan that is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                  SECTION 9.   General Provisions

                  (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                  Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

                  (i) Listing or approval for listing upon notice of issuance, of such shares on the American Stock Exchange or such other securities exchange as may at the time be the principal market for the Common Stock;

                  (ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                  (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

                  (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

                  (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

                  (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock in accordance with Section 5, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

                  (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment with respect to Restricted Stock shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment.

                  (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

                  (g) In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

                  (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

                  SECTION 10.   Effective Date Of Plan

         The Plan shall be effective as of February 29, 2000, the date it was approved by the Board, subject to later approval by the Company's shareholders.

                            MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                      West Caldwell, New Jersey 07006-6287

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mason N. Carter and Arthur A. Oliner as Proxies, each with the power to appoint his substitute, and hereby authorizes either or both to represent and to vote all shares of Common Stock of Merrimac Industries, Inc. held of record by the undersigned on April 20, 2000, at the Annual Meeting (or any adjournment or postponement thereof) of Shareholders to be held on June 7, 2000, at Merrimac Industries, Inc., 41 Fairfield Place, West Caldwell, New Jersey, at 10:00 a.m. Eastern Daylight Time for the proposals and items referred to on the reverse side and described in the Proxy Statement, and to vote in their discretion on any other business as may properly come before the Annual Meeting (or any adjournment or postponement thereof).

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted for the election of the nominees of the Board of Directors listed in proposal 1, for the approval of the 2000 Key Employee Incentive Plan in proposal 2 and for the ratification of the Independent Auditors in proposal 3.

           Please mark on the reverse side, sign, date and return this proxy card promptly using the enclosed envelope.



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


                                                                  Please     |X|
                                                                  mark your
                                                                  votes as
                                                                  indicated
                                                                  in this
                                                                  example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3:

No. 1 Election of Directors    Nominees:  J.H. Goldberg and J.B. Fuller

   FOR       WITHHOLD      (INSTRUCTION: To withhold authority to vote fo any
   all         from        individual nominee, write that nominee's name in the
 nominees    nominees      space provided below.)

   |_|         |_|         _____________________________________________________

No. 2 Approval of 2000 Key Employee    No. 3 Ratification of Arthur Andersen LLP
      Incentive Plan                         Merrimac's Independent Auditors

   FOR       AGAINST      ABSTAIN             FOR       AGAINST      ABSTAIN

   |_|         |_|          |_|               |_|         |_|          |_|







                                              Dated:______________________, 2000


                                              __________________________________
                                                         Signature


                                              __________________________________
                                                         Signature

                                              This proxy must be signed  exactly
                                              as  name  appears   hereon.   When
                                              shares are held by joint  tenants,
                                              both   should   sign.   Executors,
                                              administrators,   trustees,  etc.,
                                              should give full title as such. If
                                              the   signer  is  a   corporation,
                                              please sign full corporate name by
                                              duly authorized officer.

                                              SIGN, DATE  AND MAIL  YOUR  PROXY
                                              PROMPTLY TODAY.


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